    As filed with the Securities and Exchange Commission on August 21, 1997.

                                                            Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ADAC LABORATORIES
                                -----------------
             (Exact name of registrant as specified in its charter)

                                   California
         -------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                   94-1725806
                      ------------------------------------
                      (I.R.S. Employer Identification No.)

                                 540 Alder Drive
                           Milpitas, California 95035
                                 (408) 321-9100
        -----------------------------------------------------------------
        (Address, including zip code and telephone number, including area code, of Registrant's principal executive offices)

                               KAREN L. MASTERSON
                       VICE PRESIDENT AND GENERAL COUNSEL
                                ADAC LABORATORIES
                                 540 ALDER DRIVE
                           MILPITAS, CALIFORNIA 95035
                                 (408) 321-9100
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

        Approximate date of commencement of proposed sale to the public:
        ----------------------------------------------------------------
   From time to time after the effective date of this Registration Statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                         CALCULATION OF REGISTRATION FEE


==============================================================================================
Title of Each                           Proposed           Proposed
Class of                                Maximum            Maximum
Securities to       Amount to be        Offering Price     Aggregate          Amount of
be Registered       Registered          Per Share (1)      Offering Price(1)  Registration Fee
-------------       -------------       --------------     -----------------  ----------------

Common Stock        307,658             (1) $17.94         $5,519,384.52      $1,672.54

==============================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based on the average of the high and low prices of the Common Stock on the Nasdaq National Market on August 18, 1997.

                                 307,658 SHARES


                            [ADAC LABORATORIES LOGO]

                                  COMMON STOCK
                                 ---------------

        This Prospectus relates to the public offering, which is not being underwritten, of up to 307,658 shares of Common Stock, no par value per share (the "Shares"), of ADAC Laboratories ("ADAC" or the "Company"), which may be offered from time to time by certain shareholders of the Company or by pledgees, donees, transferees or other successors in interest that receive such Shares as a gift, partnership distribution or other non-sale related transfer (the "Selling Shareholders"). The Company will not receive any of the proceeds from the sale of the Shares offered hereby.

        Of the 307,658 Shares offered hereby, 187,658 of the Shares were originally issued by the Company in connection with the Company's acquisition of Photon Diagnostic Technologies, Inc., a Florida corporation ("Photon"), and Cortet, Inc., a Florida corporation ("Cortet"), and 120,000 of the Shares are issuable upon exercise of certain warrants granted Bain & Company, Inc. ("Bain") in connection with Bain's rendering of certain consulting services to the Company. In the Photon and Cortet acquisitions, the Shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), provided by Section 4(2) of the Securities Act and Rule 505 of Regulation D promulgated under the Securities Act, respectively. The Warrants granted Bain were issued pursuant to the exemption provided by Section 4(2) of the Securities Act. The Shares are being registered by the Company pursuant to the Agreement and Plan of Reorganization dated as of February 3, 1997 by and among ADAC, J.D. Technical Services, Inc., a wholly owned subsidiary of ADAC, Photon and Sergio F. Cabrera, the sole shareholder of Photon, and the Agreement and Plan of Reorganization dated as of March 31, 1997 by and among ADAC, ADAC Acquisition Corp., a wholly owned subsidiary of ADAC, Cortet, and the designated shareholders of Cortet, and at the request of Bain.

         The Shares may be offered by the Selling Shareholders from time to time in transactions in the over-the-counter market at prices prevailing therein, in negotiated transactions at such prices as may be agreed upon, or in a combination of such methods of sale. See "Plan of Distribution." The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale are unknown and may vary from transaction to transaction.

        The Company's Common Stock is traded on the Nasdaq National Market under the symbol "ADAC". On August 18, 1997, the closing price for the Common Stock was $18.125.

                                 --------------

        SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY.

                                 --------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR

         ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                 --------------

        The Company has agreed to pay certain expenses in connection with the offering of the Shares, estimated at approximately $6,000. The Selling Shareholders and any broker-dealers or agents that participate with the Selling Shareholders in the distribution of the Shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

        No person is authorized in connection with the offering made hereby to give any information or to make any representation other than as contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company, any Selling Shareholder or by any other person. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any security other than the Shares, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation cannot lawfully be made. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

                                 --------------

                  The date of this Prospectus is        , 1997.
                                                 -------

                              AVAILABLE INFORMATION

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements, information statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; as well as the Regional Offices of the Commission at Seven World Trade Center, Suite 1300, New York, New York, 10048 and Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois, 60661. Copies of any such material can be obtained from the Public Reference Section of the Commission, Washington, D.C., 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is http:\\www.sec.gov. The Common Stock of the Company is listed on the Nasdaq National Market and such reports, proxy and information statements and other information concerning the Company may be inspected at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.

        This Prospectus constitutes a part of a Registration Statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") filed by the Company with the Commission under the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Shares of Common Stock offered hereby, reference is hereby made to the Registration Statement. The Registration Statement may be inspected at the public reference facilities maintained by the Commission at the addresses set forth in the preceding paragraph. Statements contained herein concerning any document filed as an exhibit are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.


                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The following documents filed with the Commission by the Company are incorporated in the Prospectus by reference:

        (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 29, 1996.

        (b) The Company's Quarterly Reports on From 10-Q for the quarters ended December 29, 1996, March 30, 1997, and June 29, 1997.

        (c) The Company's Proxy Statement for its Annual Meeting of Shareholders held on May 15, 1997.

        (d) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A, filed with the Commission under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

        Furthermore, all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated into this Prospectus to the extent required, and to be a part of this Prospectus from the date of filing of such reports and documents.

        Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statements. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

        The Company will provide without charge to each person to whom this Prospectus is delivered, upon the request of any such person, a copy of any or all of the documents described above, other than exhibits to such documents which are not specifically incorporated by reference herein. Requests should be directed to Investor Relations at the principal executive offices of the Company, 540 Alder Drive, Milpitas, California, 95035, telephone (408) 321-9100.


                                   THE COMPANY

        ADAC Laboratories ("ADAC" or "the Company") designs, develops, manufactures, sells and services medical imaging and health care information systems used in hospitals and clinics worldwide. The Company's products include systems for nuclear medicine, laboratory, radiology, cardiology and oncology. In October 1996, ADAC was awarded the Malcolm Baldrige National Quality Award in the large manufacturing category by the United States Department of Commerce in recognition of its performance management system and its achievements in quality and business performance. ADAC is the first healthcare manufacturer ever to receive this award. ADAC was incorporated in California on October 14, 1970. Its principal offices are located at 540 Alder Drive, Milpitas, California, 95035. Its telephone number at that location is (408) 321-9100.


                                  RISK FACTORS

        The Shares offered hereby involve certain risks. The business considerations and other information contained in the Company's Annual Report on Form 10-K for the fiscal year ended September 29, 1996 and the Company's Quarterly Reports on Form 10-Q for the quarters ended December 29, 1996, March 30, 1997 and June 29, 1997 are incorporated by reference herein. See "Incorporation of Certain Documents by Reference." Such business considerations and other information should be carefully considered before purchasing the Shares.


                                 USE OF PROCEEDS

        All proceeds will be for the account of Selling Shareholders. See "Selling Shareholders" and "Plan of Distribution." The Company will not receive any of the proceeds from the sale of the Shares.


                              SELLING SHAREHOLDERS

        The following table sets forth as of August 18, 1997 with respect to each Selling Shareholder (i) the number of Shares of Common Stock beneficially owned by each Selling Shareholder and (ii) the number of Shares of Common Stock to be owned after the offering (assuming all Shares are sold in this offering). Except as indicated, none of the Selling Shareholders has held any position or had a material relationship with the Company or any of its affiliates within the past three years other than as a result of ownership of the Company's Common Stock.

                                                                            NUMBER OF SHARES
                                       NUMBER OF SHARES                     TO BE OWNED
NAME OF SELLING                        BENEFICIALLY     NUMBER OF SHARES    AFTER
SHAREHOLDER                            OWNED            OFFERED HEREBY      OFFERING
-----------                            -----            --------------      --------
Sergio F. Cabrera(1)                  28,571             28,571               --
Robert M. Hill(2)(3)                  47,632             47,632               --
John P. Patten(2)(3)                  47,632             47,632               --
Frank C. Westervelt(2)(3)             14,607             14,607               --
Alexander Nikoloff(2)(3)              12,701             12,701               --
Lewis B. Lobel(2)(3)                   9,526              9,526               --
Robert J. Joicy(2)(3)                  6,350              6,350               --
Robert Redmond(2)                      7,938              7,938               --
Tim Perly-Robertson(2)                 7,938              7,938               --
Douglas Bowdoin(2)                     4,763              4,763               --
Bain & Company, Inc.(4)              144,000            120,000             24,000
     Total                           331,658            307,658               --

---------------

(1)Sole shareholder of Photon who received an aggregate of 57,143 Shares in connection with the Company's acquisition of Photon. Of such Shares, 28,572 were registered pursuant to a Registration Statement on From S-3 declared effective by the Commission on March 19, 1997. Mr. Cabrera is an employee in the Company's multi-vendor service business.

(2)Former shareholder of Cortet who received the Shares set forth above in connection with the Company's acquisition of Cortet.

(3)Messrs. Hill, Patten, Westervelt, Nikoloff, Lobel and Joicy are employees in the Company's healthcare information systems business.

(4)Over the past three years, the Company has from time to time retained Bain to provide consulting services in exchange for the payment of consulting fees and the issuance of the warrants. On August 11, 1994, July 17, 1995 and May 6, 1997, the Company granted Bain warrants to purchase 60,000, 60,000 and 24,000 Shares at exercise prices of $6.50, $11.875 and $22.625, respectively. All of the warrants, except 4,000 Shares under the May 6, 1997 warrant, are fully vested. Subject to the terms of the May 6, 1997 warrant, these 4,000 Shares will vest in full on September 6, 1997.


                              PLAN OF DISTRIBUTION

        The Shares covered by this Prospectus may be offered and sold from time to time by the Selling Shareholders. The Selling Shareholders will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. The Selling Shareholders may sell the Shares being offered hereby on the Nasdaq National Market, or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or at negotiated prices. The Shares may be sold through one or more of the following means of distribution: (a) a block trade in which the broker-dealer so engaged will attempt to sell Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this Prospectus; (c) an over-the-counter distribution in accordance with the rules of the Nasdaq National Market; (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (e) in privately negotiated transactions. To the extent required, this Prospectus may be amended and supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the Shares or otherwise, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the Company's Common Stock in the course of hedging the positions they assume with Selling Shareholders. The Selling Shareholders may also sell the Company's Common Stock short and redeliver the shares to close out such short positions. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of Shares offered hereby, which Shares such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction). The Selling Shareholders may also pledge Shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged

Shares pursuant to this Prospectus (as supplemented or amended to reflect such transaction). In addition, any Shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

        In effecting sales, brokers, dealers or agents engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Brokers, dealers or agents may receive commissions, discounts or concessions from the Selling Shareholders in amounts to be negotiated prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any such commissions, discounts or concessions may be deemed to be underwriting discounts or commissions under the Securities Act. The Company will pay certain expenses incident to the offering and sale of the Shares to the public, except for any commissions and discounts of underwriters, dealers or agents and any transfer taxes.

        In order to comply with the securities laws of certain states, if applicable, the Shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

        The Company has advised the Selling Shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Shares in the market and to the activities of the Selling Shareholders and their affiliates. In addition, the Company will make copies of this Prospectus available to the Selling Shareholders and has informed them of the need for delivery of copies of this Prospectus to purchasers at or prior to the time of any sale of the Shares offered hereby. The Selling Shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

        At the time a particular offer of Shares is made, if required, a Prospectus Supplement will be distributed that will set forth the number of Shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

        The Company has agreed with certain of the Selling Shareholders to keep the Registration Statement of which this Prospectus constitutes a part effective for up to one year following May 22, 1997, the closing date of the acquisition of Cortet (which period may be shortened or extended under certain circumstances). The Company intends to de-register any of the Shares not sold by the Selling Shareholders at the end of such one year period; however, it is anticipated that at such time certain of the unsold Shares may be freely tradable subject to compliance with Rule 144 of the Securities Act.


                                  LEGAL MATTERS

        Certain legal matters in respect of the Shares offered hereby will be passed upon for the Company by Karen L. Masterson, Vice President and General Counsel of ADAC, 540 Alder Drive, Milpitas, CA 95035.


                                     EXPERTS

        The consolidated financial statements and related financial statement schedules of ADAC Laboratories and Subsidiaries, included in the Report on Form 10-K of the Company for the fiscal year ended September 29, 1996 referred to above, have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their report dated November 4, 1996, and are incorporated herein by reference in reliance upon the report of such firm, given upon their authority as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

14.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following table shows all expenses of the issuance and distribution of the securities offered hereby, other than underwriting discounts and commissions:


               SEC REGISTRATION FEE........................   $1,672.54
               NASDAQ NATIONAL MARKET LISTING FEE .........    2,400.00
               ACCOUNTING FEES AND EXPENSES ...............    2,000.00
               MISCELLANEOUS EXPENSES .....................        0.00
                       TOTAL ..............................   $6,072.54


        All amounts listed above, except for the registration fees, are estimates.

15.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 317 of the California General Corporation Law permits indemnification of directors, officers and controlling persons of a corporation under certain conditions and subject to certain limitations. Article VII of the Registrant's Articles of Incorporation authorizes the Registrant to indemnify its officers and directors in accordance with the General Corporation Law. Pursuant to Article VI of the Company's Bylaws and the terms of indemnification agreements between the Company and each of its directors and executive officers, the Company has agreed to indemnify and advance expenses to its agents and to such directors and executive officers, respectively, to the fullest extent permitted by law. Indemnification also may be granted pursuant to bylaw provisions that may be adopted in the future, or pursuant to a vote of shareholders or directors.

16.     EXHIBITS

        (a) Exhibits:


2.1                    Agreement and Plan of Reorganization
                       dated as of February 3, 1997 by and among the Company, J.D. Technical Services, Inc., Photon Diagnostic Technologies, Inc. and
                       Sergio F. Cabrera

2.2 Agreement and Plan of Reorganization dated as of March 31, 1997 by and among the Company, ADAC Acquisition Corp., Cortet, Inc. and the Designated Shareholders of Cortet (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended June 29, 1997, File No. 0-9428)

4.1                    Warrants to Purchase Common Stock granted
                       August 11, 1994 and July 17, 1995 to
                       Bain & Company, Inc.

5.1                    Opinion of General Counsel of ADAC

23.1                   Consent of Coopers & Lybrand L.L.P.

23.2                   Consent of General Counsel of ADAC
                       (included in Exhibit 5.1 hereto)

24.1 Power of Attorney (included on page II-3 of this Registration Statement)


17.     UNDERTAKINGS

(a)     The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Milpitas, California on the date set forth below.

Date:  August 5, 1997                 ADAC LABORATORIES
                                         (Registrant)

                                      By:  /s/ David L.Lowe
                                         -------------------------------------
                                               David L. Lowe,
                                               Chief Executive Officer
                                               (Principal Executive Officer)

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David L. Lowe and P. Andre Simone and each of them acting individually, as such person's true and lawful attorneys-in-fact and agents, each with full power of substitution, for such person, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                  CAPACITIES                             DATE
---------                  ----------                             ----

/s/ David L. Lowe          Chairman of the Board, Chief          August 5, 1997
--------------------       Executive Officer and Director
David L. Lowe              (Principal Executive Officer)



/s/ P. Andre Simone        Vice President, Chief Financial       August 5, 1997
--------------------       Officer, and Treasurer (Principal
P. Andre  Simone           Financial and Accounting Officer)



/s/ Stanley D. Czerwinski  Director                              August 5, 1997
--------------------
Stanley D. Czerwinski



/s/ R. Andrew Eckert       President, Chief Operating Officer    August 5, 1997
--------------------       and Director
R. Andrew Eckert

SIGNATURE                  CAPACITIES                             DATE
---------                  ----------                             ----


/s/ Graham O. King         Director                              August 5, 1997
--------------------
Graham O. King




/s/ F. David Rollo         Director                              August 5, 1997
--------------------
F. David Rollo



/s/ Edmund  H. Shea, Jr.   Director                              August 5, 1997
--------------------
Edmund H. Shea, Jr.

                                  EXHIBIT INDEX



EXHIBIT NAME                                                     PAGE NO.


2.1 Agreement and Plan of Reorganization dated as of February 3, 1997 by and among the Company, J.D. Technical Services, Inc., Photon Diagnostic
        Technologies, Inc. and  Sergio F. Cabrera

2.2 Agreement and Plan of Reorganization dated as of March 31, 1997 by and among the Company, ADAC Acquisition Corp., Cortet, Inc. and the Designated
        Shareholders of Cortet (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended June 29, 1997, File No. 0-9428)

4.1     Warrants to Purchase Common Stock granted August 11,
        1994 and July 17, 1995 to Bain & Company, Inc.

5.1     Opinion of General Counsel of ADAC

23.1    Consent of Coopers & Lybrand L.L.P.

23.2 Consent of General Counsel of ADAC (included in Exhibit 5.1 hereto)

24.1 Power of Attorney (included on page II-3 of this Registration Statement)